FIFTH MODIFICATION OF LEASE

         AGREEMENT,  made this 16th day of October,  1996, by and between ROBERT
C. BAKER, GERALD H. BAKER, ALAN M. OSHINS, AS TRUSTEE UNDER TRUST ESTABLISHED PURSUANT TO ARTICLE IV OF THE LAST WILL AND TESTAMENT OF HARVEY B. OSHINS (as successor-in-interest to Harvey B. Oshins), BAKER 1985 FAMILY PARTNERSHIP, and JOHN G. ORRICO, having their office and Post Office Address c/o National Realty & Development Corp., 3 Manhattanville Road, Purchase, New York 10577 (hereinafter referred to as "Landlord") and OSTEOTECH INC., a Delaware corporation, having an office at 51 James Way, Eatontown, New Jersey 07724 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant are parties to that certain Lease dated August 18, 1986 as modified by First Modification of Lease dated May 31, 1989, Second Modification of Lease dated December 22, 1989, Third Modification of Lease dated June 21, 1991 and Fourth Modification of Lease dated January 30, 1992 between Landlord and Tenant (said lease as modified is hereinafter referred to as the "Lease") respecting certain premises (hereinafter referred to as the "DEMISED PREMISES") within the buildings commonly known as 1151 Shrewsbury Avenue and 1163 Shrewsbury Avenue (the "Buildings") in the BOROUGH OF SHREWSBURY, COUNTY OF MONMOUTH and STATE OF NEW JERSEY which premises are more particularly described in the Lease; and

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         WHEREAS,  the parties  hereto  desire to extend and further  modify the
Lease in certain respects as hereafter provided.

         NOW, THEREFORE, in consideration of ONE AND 00/100 ($1.00) DOLLAR and other good and valuable consideration, each to the other in hand duly paid, the receipt and sufficiency whereof is hereby acknowledged, it is mutually agreed as follows:
         1. The term of the Lease is hereby extended to February 28, 2007 ("Expiration Date"), upon the same terms, covenants, conditions and provisions set forth in the Lease, except as hereinafter set forth.
         2. From and after March 1, 1997 and continuing through the Expiration Date, the annual minimum rental payable pursuant to Article 3 of the Lease, and in accordance with and subject to the provisions of the Lease, shall be as follows (except as otherwise provided in Paragraph 3 hereof):
                  (A) From March 1, 1997 through February 28, 2002: TWO HUNDRED THIRTY EIGHT THOUSAND NINE HUNDRED TWENTY AND 00/100 ($238,920.00) DOLLARS per annum - NINETEEN THOUSAND NINE HUNDRED TEN AND 00/100 ($19,910.00) DOLLARS per month; and (B) From March 1, 2002 through the Expiration Date: TWO HUNDRED SIXTY THOUSAND SIX HUNDRED FORTY AND 00/100 ($260,640.00) per annum - TWENTY ONE THOUSAND SEVEN HUNDRED TWENTY AND 00/100 ($21,720.00).
         3.(a)             If at any time Landlord shall enter into discussions
with any person or entity for the leasing of the premises

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consisting of approximately 7,040 square feet situated at 1151 Shrewsbury Avenue presently occupied by Asbury Park Press (such premises being cross-hatched on the plan annexed hereto as Exhibit A and hereinafter referred to as the "Additional Premises"), then, (i) provided that this Lease is then in full force and effect, (ii) Tenant shall not be in default hereunder, (iii) there has been no act or omission by Tenant which, with the passage of time or the giving of notice or both, would constitute a default hereunder and (iv) Landlord has not at any prior time given a Landlord's Notice (as hereinafter defined), Landlord shall give Tenant notice that Landlord has entered into discussions for the leasing of the Additional Premises (herein referred to as "Landlord's Notice"). Thereupon, Tenant shall have the option, exercisable within, but in no event later than, thirty (30) days after the date on which Landlord shall first give Landlord's Notice to Tenant, time of the essence, to elect by written notice given to Landlord within said period (hereinafter referred to as "Tenant's Notice"), to lease the Additional Premises upon and subject to the terms, provisions, covenants and conditions hereinafter set forth. In the event that Tenant shall fail to send Tenant's Notice within said thirty (30) days period, Landlord shall thereafter be free to enter into a lease with such other person or entity for the leasing of the Additional Premises and Tenant shall have no further rights under this provision.
         3(b).             In the event Tenant shall duly and timely exercise
the option specified in Paragraph 3(a) above, then Tenant's lease

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and occupancy of the Additional  Premises shall be deemed to be upon and subject to all of the following terms, provisions, covenants and conditions:
         i. The Additional Premises Commencement date shall be the date upon which possession of the Additional Premises is delivered to Tenant in "as-is" broom-clean condition.
         ii. From and after the Additional Premises Commencement Date, the annual minimum rental payable under this Lease shall be as follows:
                  (A) From the Additional Premises Commencement Date through February 28, 2002: TWO HUNDRED NINETY SEVEN THOUSAND AND 00/100 ($297,000.00) DOLLARS per annum
                           - TWENTY FOUR THOUSAND SEVEN HUNDRED FIFTY AND
                           00/100 ($24,750.00) per month; and
                  (B) From March 1, 2002 through the Expiration Date: THREE HUNDRED TWENTY FOUR THOUSAND AND 00/100 ($324,000.00) DOLLARS per annum - TWENTY SEVEN THOUSAND AND 00/100 ($27,000.00) per month.

         iii. The Additional Premises shall be included in determining and calculating Tenant's obligations for the payment and/or reimbursement to Landlord or otherwise of all additional rent, charges or other monies due or payable by Tenant under the Lease.
         iv.      Upon the Additional Premises Commencement Date the
Additional Premises shall be deemed to be added to and then and thereafter to form a part of the Demised Premises.

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         v. The  extension  option  provided  for in  Paragraph 4 below shall be deemed to apply to the entire Demised Premises, inclusive of the Additional Premises, and any exercise of such extension option shall be deemed to mean that Tenant shall have elected to continue the Lease as to the entire Demised Premises, inclusive of the Additional Premises.
         vi. Exhibit A presently annexed to the Lease shall be deleted therefrom, and the Exhibit A annexed hereto shall be substituted in lieu thereof.

         3(c). The parties shall execute, acknowledge and deliver to each other all such documents as may be necessary to modify the Lease as contemplated by the provisions of this Paragraph within ten (10) days following request by either party.
         3(d). Landlord acknowledges that the exercise by Tenant of its rights under this Paragraph shall not increase the amount of the security deposit required under the Lease. Landlord further acknowledges that the amount of the security deposit presently held by the Landlord is in accordance with the requirements of the Lease, as modified to date.
         4.(a)             Tenant shall have the option, provided it is not in
default hereunder, to extend the term of this Lease for ONE (1) successive additional term of FIVE (5) years, upon the same terms and conditions as provided herein, except that the annual minimum rental during said extension period shall be as provided below, and except that Tenant shall have no further extension options. Tenant

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shall give written notice to Landlord ("Tenant's  Extension Notice") on or prior to that date which is twelve (12) months prior to the Expiration Date of its election to extend the term hereof or such option shall be deemed waived. If Tenant shall exercise such extension option, the parties will, at the request of either, execute an agreement in form for recording, evidencing such extension. If Tenant shall exercise such extension option, all references in this Lease to the term hereof shall be deemed to mean the term as so extended, except where expressly otherwise provided.
           (b) If Tenant shall duly and timely elect to extend the term of this Lease, the annual minimum rental payable by Tenant for the extension term of this Lease shall be that amount which is the then fair market rental value for the Demised Premises which would be payable over the entire extension term of this Lease (hereinafter referred to as the "fair rental value"). Within forty-five (45) days following receipt of Tenant's Extension Notice that has been duly and timely given in accordance with the terms hereof, Landlord shall serve upon Tenant Landlord's determination of the annual minimum rental which would be payable over the entire extension term ("Landlord's Determination"). Tenant shall have the right, within thirty (30) days after receipt of Landlord's Determination, time of the essence, to dispute Landlord's Determination by giving written notice to Landlord specifying the basis of Tenant's dispute ("Tenant's Dispute Notice"). In the event Tenant shall not give Tenant's Dispute Notice within the time period provided, Tenant shall be deemed to have waived its right to

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dispute  Landlord's  Determination  and the annual minimum rental payable during said extension term shall be as set forth in Landlord's Determination. In the event of such dispute, Landlord and Tenant agree to cooperate with each other and may use all information and means reasonably available in order to agree upon the said fair rental value. In the event that for any reason whatsoever the annual minimum rental payable during the extension term shall not have been determined prior to the commencement of said extension term, Tenant shall
thereafter   pay  to  Landlord   (as  annual   minimum   rental  prior  to  such
determination) the minimum extension rental (as hereinafter defined) in equal monthly installments, with a proper apportionment to be made after final determination of the fair rental value to be paid during the extension term. Notwithstanding anything contained in this Paragraph 4 to the contrary, in no event shall the annual minimum rental payable by Tenant during the extension term be less than the annual minimum rental payable by Tenant during the last year prior to the Expiration Date (hereinafter referred to as the "minimum extension rental").
         (c) At any  time  following  Landlord's  receipt  of  Tenant's  Dispute
Notice,   either  party  may,  without   prejudice  to  any  rights  or  ongoing
negotiations between the parties, request by notice to the other party (the "Arbitration Notice") informal arbitration to determine the fair rental value for said extension term. Said Arbitration Notice shall state the name and address of the arbitrator picked by the party serving same, it being understood

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and agreed that any arbitrator picked pursuant to this Paragraph shall be a fair and impartial MAI member real estate appraiser having not less than ten (10) years experience with similar office/distribution buildings within Monmouth County, New Jersey similar in nature to the Buildings. Upon receipt of said Arbitration Notice, the party receiving same shall have ten (10) days in which to appoint a second arbitrator and to give notice to the other party of the same, said notice to set forth the name and address of the second arbitrator. In the event said other party fails to appoint a second arbitrator within the specified time period, said other party shall be deemed to have waived its right to appoint a second arbitrator and the first arbitrator shall act as hereinafter set forth (and in such event all references hereafter to "arbitrators" or "second arbitrator" shall be deemed to mean the first arbitrator acting alone). Thereafter, the arbitrators shall meet together and determine, within ten (10) days after the second arbitrator is appointed, the fair rental value for said extension term. If said arbitrators are unable to agree within said ten (10) day period on the fair rental value, then said arbitrators shall, within ten (10) days thereafter, mutually agree upon a third arbitrator. Within ten (10) days after appointment of the third arbitrator, the arbitrators shall meet together and agree upon the fair rental value for said extension term. If the arbitrators appointed by the parties are unable to agree on a third arbitrator, the third arbitrator shall be appointed by application to the Superior Court, Monmouth County, New Jersey. In the event

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of the failure,  refusal or inability of any  arbitrator  to act, an  arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of such arbitrator so failing, refusing or unable to act. The decision of the arbitrators appointed and acting hereunder shall in all cases be final, binding and conclusive upon the parties. Each party shall pay the expenses of the arbitrator appointed by it and the parties shall share equally the expenses of the third arbitrator.
         5. Except as expressly modified herein, all of the provisions, covenants, conditions and agreements set forth in the Lease shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Fifth Modification of Lease to be executed as of the day and year first above written.


/s/ Ava Saltus                 /s/ Robert C. Baker
                               ROBERT C. BAKER Individually and as
                               Managing General Partner of Baker
                               1985 Family Partnership


/s/ Barbara Hacker             /s/ Alan M. Oshins
                               ALAN M. OSHINS as Trustee under Trust
                               established pursuant to Article IV
                               of the Last Will and Testament of
                               Harvey B. Oshins


/s/ Geraldine DePascale        /s/ Gerald H. Baker
                               GERALD H. BAKER


/s/ Ava Saltus                 /s/ John G. Orrico
                               JOHN G. ORRICO

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ATTEST:                         OSTEOTECH INC.


                            By:  Michael J. Jeffries
                            /s/  Michael J. Jeffries


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STATE OF NEW YORK)
                      SS:
COUNTY OF WESTCHESTER)

         BE IT REMEMBERED, that on this 25th day of October, 1996, before me, the subscriber personally appeared ROBERT C. BAKER, Individually, and as Managing General Partner for Baker 1985 Family Partnership, and as Attorney-in-fact for John G. Orrico, who I am satisfied is the person named in and who signed the within instrument, and, thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.


                                                          /s/ Richard A. Kaufman
                                                              NOTARY PUBLIC


STATE OF FLORIDA)
                      SS:
COUNTY OF BROWARD)

         BE IT REMEMBERED, that on this 22nd day of October, 1996, before me, the subscriber personally appeared ALAN M. OSHINS, AS TRUSTEE UNDER TRUST ESTABLISHED PURSUANT TO ARTICLE IV OF THE LAST WILL AND TESTAMENT OF HARVEY B. OSHINS, who I am satisfied is the person named in and who signed the within instrument, and, thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.

                                                              /s/ Gary E. Pike
                                                              NOTARY PUBLIC

STATE OF NEW JERSEY)
                      SS:
COUNTY OF HUDSON)

         BE IT REMEMBERED, that on this 23rd day of October, 1996, before me, the subscriber personally appeared GERALD H. BAKER, who I am satisfied is the person named in and who signed the within instrument, and, thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.



                                                         /s/ Geraldine DePascale
                                                              NOTARY PUBLIC

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STATE OF NEW JERSEY)
                     SS:
COUNTY OF MONMOUTH )

     BE IT REMEMBERED, that on this 16th day of October, 1996, before me, the subscriber, A Notary Public of the State of New Jersey, personally appeared Michael J. Jeffries of OSTEOTECH INC. who, I am satisfied, is the person who signed the within instrument; and I having first made known to him the contents thereof, he thereupon acknowledged that he signed, sealed with the corporate seal, and delivered the said instrument as such officer aforesaid, and that the within instrument is the voluntary act and deed of said corporation, made by virtue of the authority of its board of directors.



                                                        /s/ Linda Manning Savoca
                                                              NOTARY PUBLIC





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                                    EXHIBIT A


Map of 1151 Shrewsbury Avenue facility indicating 22,960 square feet of the existing premises and 7,040 square feet for the additional premises contained in one-story office and distribution building.



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